Filed Pursuant to Rule 424(b)(3)

Registration No. 333-219188

PROSPECTUS

CAPRICOR THERAPEUTICS, INC.

1,196,291 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named herein, including their respective transferees, donees, pledgees or other successors in interest identified in this prospectus, of up to 1,196,291 shares of Common Stock. All of the shares of Common Stock held by the selling stockholders were issued by us in a private placement transaction. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or other disposition of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of Common Stock offered by this prospectus on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the section entitled “Plan of Distribution” on page 9. The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

Our Common Stock is currently listed on the NASDAQ Capital Market (“NASDAQ”) under the symbol “CAPR”. On July 14, 2017, the closing price of our Common Stock as reported on NASDAQ was $0.68.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

July 17, 2017

We have not, and the selling stockholders have not, authorized anyone to provide any information or make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We do not, and the selling stockholders do not, take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, financial condition and results of operations may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the offering and the distribution of this prospectus applicable to that jurisdiction.

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. Accordingly, you are urged to carefully review this prospectus in its entirety, including the risks of investing in our securities discussed under the section entitled “Risk Factors” and the other information that is contained in or incorporated by reference into this prospectus or the registration statement of which this prospectus is a part before making an investment decision. References to the “Company,” “Capricor Therapeutics,” “we,” “us” or “our” in this prospectus refer to Capricor Therapeutics, Inc., a Delaware corporation, and its subsidiaries, unless the context indicates otherwise.

Company Overview

Capricor Therapeutics, Inc. is a development stage, biopharmaceutical company whose mission is to discover, develop and commercialize innovative therapies for the treatment of diseases. Initially, our products were developed to treat heart disease and its complications. The proprietary methods of Capricor, Inc., or Capricor, our wholly-owned subsidiary, centered on producing therapeutic doses of cardiosphere-derived cells to boost the regenerative capacity of the heart, and we are now also looking to potentially improve skeletal muscle function in patients with Duchenne muscular dystrophy.

We have four drug candidates, two of which are in various stages of active development.

•	CAP-1002: CAP-1002, Capricor’s lead product candidate, consists of allogeneic cardiosphere-derived cells, or CDCs. We are currently conducting two clinical trials of our lead product candidate, CAP-1002: the randomized, double-blind, placebo-controlled Phase II portion of the Phase I/II ALLSTAR clinical trial in patients who have had a myocardial infarction, or MI, and the randomized Phase I/II HOPE-Duchenne clinical trial in patients with Duchenne muscular dystrophy-associated cardiomyopathy. The Phase I/II ALLSTAR clinical trial is in long-term follow-up. We conducted a 6-month interim analysis of the data from the HOPE-Duchenne clinical trial in April 2017. We have completed the Phase I portion of the Phase I/II DYNAMIC trial in patients with advanced heart failure. Subject to regulatory approval and availability of cash resources, we are planning to conduct another clinical trial of CAP-1002 in DMD, commencing in the second half of 2017.

•	Exosomes: Exosomes are nano-sized, membrane-enclosed vesicles, or “bubbles,” that are filled with select molecules, including proteins and microRNAs, which, when released, send messages to neighboring cells to regulate cellular functions. Exosomes act as a transport vehicle out of the cell for micro RNA, other fragments of genetic material and proteins that act as messengers between cells, ultimately providing regulatory function for many cell processes, including inflammation, angiogenesis, programmed cell death (apoptosis) and scarring. Pre-clinical research has shown that exogenous exosomes can be used as therapeutic agents aimed to direct or, in some cases, re-direct cellular activities. We are currently in pre-clinical testing to explore the possible future therapeutic benefits that exosomes may possess and the indications in which they may potentially be investigated.

•	CAP-1001: CAP-1001 consists of autologous CDCs. This product was used in the Phase I CADUCEUS clinical trial that was sponsored and conducted by Cedars-Sinai Medical Center in collaboration with The Johns Hopkins University. The data from CADUCEUS, using autologous CDCs, suggests that the cells are effective in reducing scar within several months of a heart attack. At present there is no plan for another clinical trial for CAP-1001.

•	CSps: CSps are multicellular clusters called cardiospheres, a 3D micro-tissue from which CDCs are derived, and have shown significant healing effects in pre-clinical models of heart failure. While Capricor considers the CSps an important product, at present there is no plan for a clinical trial for CSps.

Corporate Information

Our executive offices are located at 8840 Wilshire Blvd., 2nd Floor, Beverly Hills, California 90211. Our telephone number is (310) 358-3200 and our Internet address is www.capricor.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section of this prospectus entitled “Risk Factors” on page 4, which you should read carefully before making a decision to invest in our common stock. Some of these risks include:

•	We need substantial additional funding before we can complete the development of our product candidates;

•	As the results of earlier clinical trials are not necessarily predictive of future results, any product candidate we advance into clinical trials may not have favorable results in later clinical trials or receive regulatory approval;

•	Our success depends upon the viability of our product candidates and we cannot be certain any of them will receive regulatory approval to be commercialized;

•	Our business faces significant government regulation, and there is no certainty that our products will receive regulatory approval;

•	We have limited manufacturing capability, and may not be able to successfully manufacture (or have manufactured by third parties) our product candidates or maintain our manufacturing licenses;

•	We may face uncertainty and difficulty in obtaining and enforcing our patents and other proprietary rights; and

•	We are largely dependent on our relationships with our licensors, collaborators, grantors, and lenders, and there is no guarantee that such relationships will be maintained or continued.

Description of Private Placement

On May 5, 2017, Capricor Therapeutics, Inc. entered into subscription agreements (the “Subscription Agreements”) with the selling stockholders, pursuant to which, on May 9, 2017, the Company issued and sold to the selling stockholders an aggregate of 1,196,291 shares of the common stock of the Company, par value $0.001 (the “Shares”) per share at a price per share of $3.10 for an aggregate purchase price of approximately $3.7 million (the “Private Placement”).

In connection with the Private Placement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the selling stockholders on May 5, 2017. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated (i) to prepare and file with the Securities and Exchange Commission (the “SEC” or the “Commission”) a registration statement (the “Registration Statement”) to register for resale the Shares, and (ii) to use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable, in each case subject to certain deadlines. The Company will be required to pay to each selling stockholder liquidated damages equal to 1.0% of the aggregate purchase price paid by such selling stockholder pursuant to the Subscription Agreements for the Shares per month (up to a cap of 10.0%) if it does not meet certain obligations with respect to the registration of the Shares, subject to certain conditions.

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The offering

Common stock offered by the selling shareholders	1,196,291 shares of common stock

Common stock to be outstanding after the offering	22,595,310 shares

Use of proceeds	We will not receive any of the proceeds from the sale of the Common Stock being offered for resale by the selling stockholders under this prospectus.

Risk Factors	You should read the section of this prospectus entitled “Risk Factors” on page 4 for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Dividend Policy	Currently, we do not anticipate paying cash dividends.

NASDAQ Symbol	“CAPR”.

The number of shares of our common stock that will be outstanding after the offering is based on 21,399,019 shares of our common stock outstanding as of March 31, 2017, plus 1,196,291 shares of common stock that were issued to the selling shareholders in a private placement on May 9, 2017, and excludes:

•	7,180,096 shares of our common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $1.69 per share as of March 31, 2017;

•	1,081,903 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $4.01 per share as of March 31, 2017; and

•	317,276 shares of our common stock reserved for issuance as of March 31, 2017 under our: (1) 2006 Stock Option Plan; (2) 2012 Restated Equity Incentive Plan; and (3) 2012 Non-Employee Director Stock Option Plan.

Except as otherwise indicated, all information in this prospectus assumes the sale of all shares of common stock covered by this prospectus.

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Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties set forth in the documents that are incorporated by reference into this prospectus, including the risks and uncertainties described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission, or the SEC, on March 16, 2017, and any updates in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K, before deciding whether to purchase any of the shares of common stock being offered. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Further, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled “Special Note Regarding Forward -Looking Statements.”

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Special Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	the development of our drug candidates, including when we expect to undertake, initiate and complete clinical trials of our product candidates;

•	expectation of or dates for commencement of clinical trials, investigational new drug filings, similar plans or projections;

•	the regulatory approval of our drug candidates;

•	our use of clinical research centers, third party manufacturers and other contractors;

•	our ability to find collaborative partners for research, development and commercialization of potential products;

•	our ability to manufacture products for clinical and commercial use;

•	our ability to protect our patents and other intellectual property;

•	our ability to market any of our products;

•	our ability to secure adequate protection for our intellectual property;

•	our ability to compete against other companies and research institutions;

•	our ability to expand our operations internationally;

•	the effect of potential strategic transactions on our business;

•	acceptance of our products by doctors, patients or payors and the availability of reimbursement for our product candidates;

•	our ability to attract and retain key personnel; and

•	the volatility of our stock price.

We caution you that the forward-looking statements highlighted above do not encompass all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section of this prospectus entitled “Risk Factors” in our most recent Annual Report on Form 10-K as filed with the SEC on March 16, 2017 and elsewhere in this prospectus and the documents incorporated by reference herein. Moreover, we operate in a very competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. Additionally, final data may differ significantly from preliminary data reported in this document.

The forward-looking statements made in this prospectus and the documents incorporated by reference herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

This prospectus also contains statistical data, estimates, and forecasts that are based on independent industry publications or other publicly available information, as well as other information based on our internal sources. Although we believe that the third-party sources referred to in this prospectus are reliable, we have not independently verified the information provided by these third parties. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section of this prospectus entitled “Risk Factors” and elsewhere in this prospectus.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Common Stock being offered for resale by the selling stockholders under this prospectus.

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SELLING STOCKHOLDERS

 This prospectus covers the resale by the selling stockholders identified below of a total of up to 1,196,291 shares of common stock. These securities were previously issued to the selling stockholders on May 9, 2017 in a private placement transaction pursuant to the terms of those certain Subscription Agreements, each dated as of May 5, 2017, by and among the Company and the Selling Stockholders. A Description of the Private Placement is set forth above under the section entitled “Prospectus Summary – Description of Private Placement” on page 2.

The information presented in the below table has been calculated based on the assumption that all shares offered hereby will be sold and that no other shares of our common stock will be acquired or disposed of by the stockholders named below prior to the termination of this offering. However, we do not know when or in what amounts the selling stockholders may sell or otherwise dispose of the shares covered hereby. The selling stockholders might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. The beneficial ownership set forth below has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This table has been prepared based on information supplied to us by the selling stockholders, and reflects holdings as of July 14, 2017. Except as indicated by footnote, and subject to applicable community property laws, we believe that (i) the beneficial owners of the common stock listed below have sole voting power and sole investment power with respect to their shares, (ii) none of the selling stockholders are broker-dealers or affiliates of broker-dealers, and (iii) no selling stockholder has any direct or indirect agreement or understanding with any person to distribute his, her or its shares. To the extent any selling stockholder identified below is, or is affiliated with, a broker-dealer, he, she or it could be deemed to be, under SEC Staff interpretations, an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

The following table sets forth information with respect to the beneficial ownership of our common stock held, as of July 14, 2017, by the selling stockholders and the number of shares of common stock being offered hereby and information with respect to shares to be beneficially owned by the selling stockholders after completion of this offering.  The percentages in the following table reflect the shares beneficially owned by the selling stockholders as a percentage of the total number of shares of common stock outstanding as of July 14, 2017.  As of such date, 22,595,310 shares of common stock were outstanding.

	Beneficial Ownership Prior to the Offering(1)		Number of shares offered hereby	Beneficial Ownership After the Offering(1)
	Number of Shares	Percent		Number of Shares	Percent
Selling Stockholders
Louis Manzo(2)	1,279,768	5.5	10,000	1,269,768	5.5
Cedars-Sinai Medical Center(3)	4,258,292	18.7	1,145,161	3,113,131	13.7
David B. Musket(4)	378,249	1.7	25,000	353,249	1.5
Christian Coluccio(5)	16,130	*	16,130	-	-
Subtotal:			1,196,291

* Represents less than 1%.

(1) We have based percentage ownership of our common stock on 22,595,310 shares of our common stock outstanding as of July 14, 2017. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and includes any shares as to which the security or holder has sole or shared voting power or dispositive power, and also any shares which the security holder has the right to acquire within 60 days of July 14, 2017, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the security holder that he, she or it is a direct or indirect beneficial owner of those shares.

(2) Includes (i) 638,155 shares held by Coniston Corporation, an entity of which Louis Manzo holds all voting shares and 1% of the non-voting shares and of which 99% of the non-voting shares are held by several irrevocable trusts established for the benefit of Mr. Manzo’s children. Mr. Manzo holds all voting power with respect to the shares of Coniston Corporation; (ii) 138,384 shares held directly by Mr. Manzo; (iii) 453,229 shares issuable upon the exercise of stock options held directly by Mr. Manzo that are exercisable or will become exercisable within 60 days of July 14, 2017; and (iv) 50,000 shares issuable upon the exercise of warrants held directly by Mr. Manzo that are exercisable or will become exercisable within 60 days of July 14, 2017. Certain shares issuable upon the exercise of stock options issued to Mr. Manzo are subject to early exercise under the Capricor Therapeutics, Inc. 2012 Non-Employee Director Stock Option Plan and the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan. As of July 14, 2017, Mr. Manzo has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting. Mr. Manzo serves as a member of our Board of Directors.

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(3) Includes (i) 4,049,959 shares held by Cedars-Sinai Medical Center; and (ii) 208,333 shares issuable upon the exercise of warrants held directly by Cedars-Sinai Medical Center which are exercisable or will become exercisable within 60 days of July 14, 2017. Thomas M. Priselac, the President and Chief Executive Officer of Cedars-Sinai Medical Center, and Edward M. Prunchunas, the Senior Vice President and Chief Financial Officer of Cedars-Sinai Medical Center, are deemed to share voting and dispositive power with respect to the shares held by Cedars-Sinai Medical Center. The Company is a party to two Exclusive License Agreements and a lease agreement with Cedars-Sinai Medical Center. Dr. Eduardo Marbán, who holds more than 10% of the Company’s outstanding capital stock and participates as an observer at the Company’s meetings of its Board of Directors, is the Director of the Cedars-Sinai Heart Institute, a Co-Founder of Capricor, Inc., and the Chairman of the Company’s Scientific Advisory Board. Certain of our employees, including our Chief Executive Officer, Dr. Linda Marbán, and our Chief Medical Officer, Dr. Deborah Ascheim, perform part-time services for Cedars-Sinai Medical Center. Please see “Certain Relationships and Related Party Transactions — Cedars-Sinai Medical Center” included in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2017, and “Employees” included in Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 16, 2017, for more information.

(4) Includes (i) 70,962 shares held by SEP FBO David B. Musket, Pershing LLC as Custodian; (ii) 25,000 shares held directly by Mr. Musket; and (iii) 282,287 shares issuable upon the exercise of stock options held directly by David B. Musket, which are exercisable or will become exercisable within 60 days of July 14, 2017. The shares issuable upon the exercise of stock options issued to Mr. Musket are subject to early exercise under the Capricor Therapeutics, Inc. 2012 Non-Employee Director Stock Option Plan and the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan. As of July 14, 2017, Mr. Musket has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting. Mr. Musket serves as a member of our Board of Directors.

(5) Includes 16,130 shares held by Christian Coluccio. Mr. Coluccio is deemed to hold sole voting and dispositive power over the shares. Mr. Coluccio is an affiliate of a registered broker-dealer and acquired these shares for his own personal investment in the ordinary course of business.  At the time of Mr. Coluccio’s acquisition of these shares, he had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

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PLAN OF DISTRIBUTION

The selling stockholders and any of their assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, but not including certain fees and disbursements of counsel to the selling stockholders; in addition, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We may be indemnified by any selling stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by such selling stockholder specifically for use in this prospectus, in accordance with the registration rights agreement, or we may be entitled to contribution.

To the extent required, we will amend or supplement this prospectus to disclose material arrangements regarding the plan of distribution.

To comply with the securities laws of certain jurisdictions, registered or licensed brokers or dealers may need to offer or sell the shares offered by this prospectus. The applicable rules and regulations under the Securities Exchange Act of 1934, as amended, may limit any person engaged in a distribution of the shares of common stock covered by this prospectus in its ability to engage in market activities with respect to such shares. A selling stockholder, for example, will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Regulation M of the Exchange Act, which provisions may limit the timing of purchases and sales of any shares of common stock by that selling stockholder. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

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Description of CAPITAL STOCK

The following description summarizes the most important terms of our capital stock. Because the following description is only a summary, it does not contain all of the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our Certificate of Incorporation, as amended, and our Bylaws, and to the applicable provisions of Delaware law.

General

Our Certificate of Incorporation, as amended, authorizes the issuance of 55,000,000 shares of capital stock, including: (i) 50,000,000 shares of our common stock, $0.001 par value per share, and (ii) 5,000,000 shares of preferred stock, $0.001 par value per share.

As of July 14, 2017, there were 22,595,310 shares of our common stock outstanding, held by 130 stockholders of record not including those held in “street name,” and no shares of our preferred stock outstanding. Our Board of Directors is authorized, without stockholder approval, to issue additional shares of our capital stock.

Common Stock

General

The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate in the future. In addition, our Board of Directors has authority to issue the authorized but unissued shares of our common stock without further action by our stockholders.

Voting Rights

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights in the election of directors.

Dividend Rights

Subject to rights that may be applicable to any outstanding shares of preferred stock and the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts for the benefit of the holders of preferred stock, the holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of assets legally available for dividend payments. Any such dividends shall be divided among the holders of our common stock on a pro rata basis.

Liquidation Rights

In the event of any liquidation of the Company, the holders of common stock will be entitled to share ratably in the assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock are made, if any.

No Preemptive or Similar Rights

The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights, and our common stock is not subject to any sinking fund provisions.

Fully Paid and Non-Assessable

All outstanding shares of our common stock are fully paid and non-assessable.

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Preferred Stock

Our Board of Directors has authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock, in one or more series, and to designate the rights, preferences, powers and restrictions of each such series. The issuance of preferred stock could have the effect of restricting dividends on common stock, diluting the voting power of common stock, impairing the liquidation rights of common stock or delaying or preventing a change in control of the Company without further action by the stockholders.

Options

As of March 31, 2017, there were options outstanding to purchase an aggregate of 7,180,096 shares of our common stock with a range of exercise prices from $0.16 to $9.14 per share and an average weighted exercise price of $1.69 per share. The options were issued pursuant to (i) the 2006 Stock Option Plan, (ii) the 2012 Restated Equity Incentive Plan, as amended, and (iii) the 2012 Non-Employee Director Stock Option Plan.

Warrants

As of March 31, 2017, there were warrants outstanding to purchase an aggregate of 1,081,903 shares of our common stock with an average weighted exercise price of $4.01 per share. All of our outstanding warrants are currently exercisable, and all outstanding warrants contain provisions for the adjustment of the exercise price in the event of stock dividends, stock splits, reorganizations, reclassifications or mergers. In addition, certain of the warrants contain a “cashless exercise” feature that allows the holders thereof to exercise the warrants without a cash payment to us under certain circumstances.

Registration Rights

In connection with the entry into the Subscription Agreements, the Company also entered into a Registration Rights Agreement with the selling stockholders on May 5, 2017. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated (i) to prepare and file with the SEC a Registration Statement to register for resale the Shares, and (ii) to use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable, in each case subject to certain deadlines. The Company will be required to pay to each selling stockholder liquidated damages equal to 1.0% of the aggregate purchase price paid by such stockholder pursuant to the Subscription Agreements for the Shares per month (up to a cap of 10.0%) if it does not meet certain obligations with respect to the registration of the Shares, subject to certain conditions.

Anti-Takeover Effects of Certain Provisions of DGCL and Our Certificate of Incorporation and Bylaws

The provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our Certificate of Incorporation, as amended, and our Bylaws may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and are intended to discourage certain tactics that may be used in proxy fights. Such provisions may also have the effect of preventing changes in our management.

Section 203 of the DGCL

As a Delaware corporation, we are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

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Issuance of Additional Shares

Our Board of Directors has authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock, in one or more series and to designate the rights, preferences, privileges and restrictions of each series. The issuance of preferred stock could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders.

In addition, our Board of Directors has authority to issue the authorized but unissued shares of our common stock, without further action by the stockholders. Under certain circumstances, we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placement transactions to purchasers who are likely to side with our Board of Directors in opposing a hostile takeover bid.

Advance Notice Provisions for Stockholder Proposals

Our Bylaws provide that the nomination of persons to stand for election to the Board of Directors at any annual or special meeting of stockholders may be made by the holders of the Company’s common stock only if written notice of such stockholder’s intent to make such nomination has been given to the Secretary of the Company not later than 30 days prior to the meeting.

Furthermore, our Bylaws require that any stockholder who gives notice of any stockholder proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder’s name and address, the number and class of all shares of each class of stock of the Company beneficially owned by such stockholder and any financial interest of such stockholder in the proposal (other than as a stockholder).

The foregoing provisions may preclude our stockholders from bringing matters or from making nominations for directors at our annual meeting of stockholders if the proposals are not in compliance with the required procedures. Additionally, the requisite procedures may deter a potential acquirer from conducting a solicitation of proxies to elect its own nominees to our Board of Directors or otherwise attempting to gain control of the Company.

Special Meetings of Stockholders

Our Bylaws provide that special meetings of stockholders may be called by the Chairman of the Board, the President or the Board of Directors. A special meeting shall be called by the President or Secretary upon one or more written demands (which must state the purpose or purposes therefore) signed and dated by the holders of shares representing not less than 10% of all votes entitled to be cast on any issue(s) that may be properly proposed to be considered at the special meeting. These provisions may delay or impede the ability of a stockholder or group of stockholders to force consideration of a proposal or stockholders holding a majority of our outstanding capital stock to take a certain desired action.

Filling of Vacancies on the Board of Directors

Our Bylaws provide that a vacancy on the Board of Directors caused by the removal of a director or by an increase in the authorized number of directors in between annual meetings may be filled only by a majority of the remaining directors. In addition, the number of directors constituting our Board of Directors may only be set from time to time by resolution of our Board of Directors. These provisions would prevent a stockholder from increasing the size of our Board of Directors and then gaining control of our Board of Directors by filling any resulting vacancies with its own nominees; thereby making it more difficult to change the composition of our Board of Directors.

Amendment of Our Bylaws

Our Board of Directors is expressly authorized to adopt, amend or repeal our Bylaws.

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Listing

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “CAPR”. We have received notice from NASDAQ that we are currently not in compliance with NASDAQ standards for the minimum market value for listed securities and the minimum closing bid price requirement. Neither notice has any immediate effect on the our listing on the NASDAQ Capital Market or on the trading of the Common Stock. The Company is presently evaluating potential actions to regain compliance with all applicable requirements for continued listing on the NASDAQ Capital Market.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

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Legal Matters

Paul Hastings LLP, Palo Alto, California, which has acted as our counsel in connection with this offering, will pass upon the validity of the shares of common stock being offered by this prospectus.

Experts

The audited consolidated financial statements of the Company appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Rose, Snyder and Jacobs LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended, and have filed and will file annual, quarterly and current reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.capricor.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC.

We incorporate by reference the documents listed below, which we have already filed with the SEC, and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) on or after the date of filing of the registration statement of which this prospectus forms a part and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn (in each case, other than information that is deemed, under SEC rules, not to have been filed):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 16, 2017;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the SEC on May 15, 2017;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2017;

•	our Current Reports on Form 8-K, filed with the SEC on (i) February 16, 2017, (ii) March 31, 2017, (iii) May 8, 2017, (iii) May 12, 2017, (iv) June 13, 2017, (v) June 20, 2017, (vi) July 3, 2017 and (vii) July 7, 2017;

•	our Amendment No. 1 to Current Report on Form 8-K/A, filed with the SEC on May 9, 2017; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on March 5, 2015, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus, and such filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be made to us at the following address or telephone number: Capricor Therapeutics, Inc., Attn: General Counsel, 8840 Wilshire Blvd. 2nd Floor, Beverly Hills, California 90211, or by calling (310) 358-3200.

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1,196,291 Shares

Common Stock

Prospectus

Dated July 17, 2017

We have not authorized anyone to provide any information or make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 1,196,291 shares of common stock, $0.001 par value per share, of Capricor Therapeutics. All of the shares of common stock held by the selling stockholders were issued by us in a private placement transaction. We are not offering any shares of our common stock for sale under this prospectus and we will not receive any part of the proceeds from sales of the shares of common stock by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or other disposition of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the section entitled “Plan of Distribution”. The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, financial condition and results of operations may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the offering and the distribution of this prospectus applicable to that jurisdiction.